UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

AssetMark Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1655 Grant Street, 10th Floor
Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 521-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, the Board of Directors (the “Board”) of AssetMark Financial Holdings, Inc. (the “Company”) appointed Gary Zyla, the Company’s current Executive Vice President, Chief Financial Officer, as Principal Accounting Officer. Mr. Zyla will replace John Hahn as Principal Accounting Officer. Mr. Hahn will continue to serve as the Company’s Senior Vice President, Finance and Reporting. Mr. Hahn ceased serving as the Company’s Principal Accounting Officer effective as of May 26, 2022, concurrent with the effectiveness of Mr. Zyla’s appointment. For information called for by Items 401 or 404 of Regulation S-K under the Securities Act of 1933, as amended, regarding Mr. Zyla, see the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2022. There were no new material plans, contracts or arrangements (including any compensatory arrangements) or modifications to existing plans, contracts or arrangements (including any compensatory arrangements), nor were there any grants or awards made to Mr. Zyla, in connection with his appointment as the Company’s Principal Accounting Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.

Date: May 27, 2022	/s/ Gary Zyla
Gary Zyla
Chief Financial Officer

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